AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2005
     Registration Statement No. 33-88714

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post Effective Amendment No. 1
to
FORM S-8
Registration Statement Under the Securities Act of 1933

D & K HEALTHCARE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1465483 (IRS Employer Identification No.)
8235 Forsyth Blvd.
St. Louis, Missouri 63105
(314) 727-3485
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated
1992 Long Term Incentive Plan and
1993 Stock Option Plan

Kristina Veaco	Copies to:
Vice President and Corporate Secretary
D & K Healthcare Resources, Inc.
8235 Forsyth Boulevard
St. Louis, Missouri 63105
314-727-3485
(Name and address, including zip code, and telephone
number, including area code, of agent for service)	John L. Gillis, Jr., Esq. Armstrong Teasdale LLP One Metropolitan Square, Suite 2600 St. Louis, Missouri 63102 314-621-5070 Fax 314-621-5065

REMOVAL FROM REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8, No. 33-88714, filed January 24, 1995 (the “Registration Statement”) pertaining to the registration of an aggregate of 550,000 shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”). The Registration Statement included an undertaking pursuant to Item 512(a)(3) of Regulation S-K to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The offering of such securities has been terminated and the Registrant hereby removes from registration any and all shares of Common Stock which remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of San Francisco, State of California, on August 30, 2005.

D & K Healthcare Resources, Inc.
By:	/s/ Paul Julian
Paul Julian, President

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul Julian (Paul Julian)	President (principal executive officer)	August 30, 2005

/s/ Nicholas A. Loiacono (Nicholas A. Loiacono)	Vice President, Treasurer and Director (principal financial and accounting officer)	August 30, 2005

/s/ Kristina Veaco (Kristina Veaco)	Director	August 30, 2005